Robert A. Peiser

5100 San Felipe #362E

Houston, Texas 77056

rpeiser@yahoo.com

May, 26, 2011

Mr. John Nickoll

Chairman of the Board of Directors

Signature Group Holdings, Inc.

15303 Ventura Blvd., Suite 1600

Sherman Oaks, CA 91403

Dear John:

I hereby resign, effective immediately, from the Board of Directors (the “Board”) of Signature Group Holdings, Inc. (the “Company”), and from all committees of the Board of which I am a member.

The reasons for my resignation should come as no surprise, namely my strong disagreement with the strategic business direction currently being taken for the Company and the continued use of an external management structure, neither of which I believe best serves the interests of our shareholders. Also, I have been deeply disappointed by the overall management style exhibited by certain senior executives of the Company.

Very truly yours,

/s/ Robert A. Peiser
Robert A. Peiser

cc:	Mr. David Brody
Counsel and Corporate Secretary